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                                                                   EXHIBIT 12.01


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                                                         FIRST QUARTER
                                                                       2000         1999

         Earnings from continuing operations before provision
              for income taxes                                         $102          $37
         Add:
              Interest expense                                           33           26
              Rental expense (1)                                          5            6
              Amortization of capitalized interest                        4            5
                                                                       ----          ---
         Earnings as adjusted                                          $144          $74
                                                                       ====          ===

         Fixed charges:
              Interest expense                                           33           26
              Rental expense (1)                                          5            6
              Capitalized interest                                        2            5
                                                                       ----          ---
         Total fixed charges                                           $ 40          $37
                                                                       ====          ===
         Ratio of earnings to fixed charges                            3.6x          2.0x
                                                                       ====          ===

--------------------------

(1) For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.


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